UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2012 (June 27, 2012)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry Into a Material Definitive Agreement.

On June 27, 2012, J. Alexander’s Corporation (the “Company”) entered into a Second Modification Agreement by and among Pinnacle National Bank (“Pinnacle”) and the Company (the “Second Modification”), to renew and extend its existing line of credit under that certain Loan Agreement, dated May 22, 2009, between the Company and Pinnacle (the “Loan Agreement”), as previously amended by that certain First Modification Agreement, dated April 2, 2010, between the Company and Pinnacle.

The Second Modification amends the Loan Agreement and that certain Revolving Promissory Note thereunder, dated May 22, 2009, made by the Company in favor of Pinnacle National Bank (the “Revolving Note”) to, among other things, (1) adjust and modify the interest rate charged on the Revolving Note from LIBOR plus a variable margin based on the Company’s Adjusted Debt to EDITDAR Ratio (with such margin ranging from 3.5% to 4.5%) under the Loan Agreement to LIBOR plus 300 basis points (or 3%) with a minimum applicable interest rate of 4.25% under the Second Modification; (2) increase the maximum principal amount available for borrowing under the Revolving Note from $5,000,000 to $6,000,000; and (3) extend the maturity date of the Revolving Note to June 27, 2015.

The foregoing description of the Second Modification does not purport to be complete and is qualified in its entirety by reference to the Second Modification, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

 (d)           Exhibits. The following exhibit is filed as part of this report:

10.1	Second Modification Agreement, dated June 27, 2012, between the Company and Pinnacle National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date: July 2, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Modification Agreement, dated June 27, 2012, between the Company and Pinnacle National Bank.